Exhibit 99.1

For additional information, contact:

T. Heath Fountain

Executive Vice President and

  Chief Financial Officer

(229) 878-2055

heritage Financial Group, Inc. Completes ACQUISITION

OF ALARION FINANCIAL SERVICES, INC.

Albany, Ga. (October 1, 2014) – Heritage Financial Group, Inc. ("Heritage" or the "Company," NASDAQ: HBOS), the holding company for HeritageBank of the South ("HeritageBank"), announced that it completed its previously announced acquisition of Alarion Financial Services, Inc. ("Alarion") on September 30, 2014.  Alarion was the holding company for Alarion Bank, which operated six branches in Ocala, Gainesville and Alachua (suburban Gainesville).

The Company's stockholders voted overwhelmingly at a special meeting on Monday to approve the transaction, valued at approximately $23.6 million.  The acquisition was previously approved by Alarion's shareholders and the Company's banking regulators.

Commenting on the announcement, Leonard Dorminey, President and Chief Executive Officer of Heritage Financial Group, said, "We are pleased to complete this important step in the ongoing growth of our company.  By tripling the number of branches we have in North Central Florida, this transaction expands our presence in the Ocala market and provides us with an initial entry into the Gainesville area.  In addition, Alarion's strong mortgage banking operations will further support our strategic goal of expanding those services across our markets.  We look forward to capitalizing on these opportunities and continuing to expand our business in North Central Florida."

The Company will issue approximately 1,337,000 shares of common stock in connection with the merger, including approximately 1,159,000 shares of common stock in exchange for 100% of the outstanding Alarion common stock.  As a result of the merger, the Company assumed $6.84 million of Alarion's preferred stock.  Immediately following the merger, the Company redeemed all of the preferred stock in exchange for $4.5 million in cash and approximately 178,000 shares of the Company's common stock.  The transaction is expected to be immediately accretive to Heritage's fully diluted earnings per share, excluding deal costs.

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving Georgia, Florida and Alabama through 36 banking locations, 20mortgage offices, and 5 investment offices.  With the completion of the Alarion transaction, Heritage has approximately $1.8 billion in assets, $1.0 billion in loans, and $1.5 billion in deposits.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com under the "Investors" tab.

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2013 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

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